UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2014

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Technology, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 11, 2014, Netlist, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at the office of Merrill Corporation located at 2603 Main Street, Suite 100, Irvine, CA.  The Company filed its definitive proxy statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on April 28, 2014.  As of April 25, 2014, the record date for the Annual Meeting, there were 41,479,584 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. A total of 35,191,925 shares, which constituted a quorum, were present or represented at the Annual Meeting. Set forth below are the final voting results for each of the two proposals submitted to a vote of the Company’s stockholders at the Annual Meeting:

Proposal 1 — Election of Directors.  The stockholders elected the following six persons as directors of the Company, each to serve as such for a term of one year (ending at the time of the Company’s annual meeting of stockholders to be held in 2015) or until their successors are duly elected and qualified or until their earlier resignation or removal. The votes cast were as follows:

Directors	For	Withheld	Broker Non- Vote

Chun Ki Hong	14,458,176	2,003,908	18,729,841

Charles F. Cargile	14,458,475	2,003,609	18,729,841

Thomas F. Lagatta	14,294,862	2,167,222	18,729,841

Claude M. Leglise	14,445,134	2,016,950	18,729,841

Alan H. Portnoy	14,269,580	2,192,504	18,729,841

Blake A. Welcher	14,458,081	2,004,003	18,729,841

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 27, 2014. The votes cast were as follows:

For	Against	Abstain

33,343,754	1,782,348	65,823

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: June 12, 2014	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary